Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

The Board of Directors

Denny’s Corporation:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-53031, 333-58169, 333-58167, 333-95981 (such Registration Statement also constitutes a post-effective amendment to Registration Statement No. 333-53031), 333-103220, and 333-120093) on Form S-8, and Registration Statement No. 333-117902 on Form S-3 of Denny’s Corporation of our reports dated March 10, 2006, with respect to the consolidated balance sheets of Denny’s Corporation as of December 28, 2005 and December 29, 2004, and the related consolidated statements of operations, shareholders’ deficit and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended December 28, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2005, and the effectiveness of internal control over financial reporting as of December 28, 2005, which reports appear in the Annual Report on Form 10-K of Denny’s Corporation for the year ended December 28, 2005.

Greenville, South Carolina

March 10, 2006